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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                               November 30, 2001
                Date of Report (Date of earliest event reported)

                         Commission file number: 1-8827

                               ----------------

                              ARAMARK CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                               23-2319139

        (State of Incorporation)          (I.R.S. Employer identification No.)

                                 ARAMARK Tower
                               1101 Market Street
                        Philadelphia, Pennsylvania 19107
                    (Address of principal executive offices)

                         Telephone Number: 215-238-3000

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Item 2. ACQUISITION OR DISPOSITION OF ASSETS

   On November 30, 2001 ARAMARK Corporation (the Company) completed the acquisition of the management services division of The ServiceMaster Company, referred to herein as ServiceMaster Management Services. The aggregate consideration for the transaction is approximately $790.6 million in cash, subject to post closing adjustments.

   ServiceMaster Management Services is a leader in the provision of facility management services in the United States, providing a complete range of facility management services to the healthcare, education and business and industry client sectors. The facility management services provided include custodial services, plant operations and management, groundskeeping, technical support and food services. ServiceMaster Management Services also has operations in Canada and maintains licensing arrangements with local service providers in approximately 25 other countries.

   The Company believes that the acquisition of ServiceMaster Management Services will further enhance its position as a leading provider of outsourced services. The Company believes the acquisition will enable it to strengthen its portfolio of services by broadening its facility services base in the United States and internationally. In addition, the Company believes the acquisition will provide ARAMARK with additional strategic benefits, including opportunities to cross-sell facility management services to our existing clients, and opportunities to cross-sell food and support services and other outsourced services to ServiceMaster Management Services' existing clients.

   The Company has financed the acquisition of ServiceMaster Management Services and related expenses in an aggregate of approximately $800 million by borrowing approximately an additional $200 million under the Company's senior revolving credit facility and $600 million under a new bridge financing facility with a group of banks arranged by J.P. Morgan Securities Inc. The Company expects to repay a portion of the bridge financing with a portion of the proceeds from its initial public offering of new Class B common stock.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   The following financial statements, pro forma financial information and exhibits were filed as part of this Report:

     (a) Financial statements of ServiceMaster Management Services pursuant to Rule 3-05 of Regulation S-X:

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The ServiceMaster Company:

   We have audited the accompanying statement of financial position of SERVICEMASTER MANAGEMENT SERVICES BUSINESS (the "Business" as described in Note
1) as of December 31, 2000, and the related statements of income, changes in equity, and cash flows for the year then ended. These financial statements are the responsibility of The ServiceMaster Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   As discussed more fully in Note 2, on October 3, 2001, The ServiceMaster Company entered into an agreement to sell the Business.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ServiceMaster Management Services Business as of December 31, 2000, and the results of its operations, changes in equity and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Arthur Andersen LLP

Chicago, Illinois
November 14, 2001

                   SERVICEMASTER MANAGEMENT SERVICES BUSINESS

                        STATEMENT OF FINANCIAL POSITION
                               DECEMBER 31, 2000
                                 (In thousands)

                                Assets
Current Assets:
Receivables, less allowance of $5,812................................. $109,167
Inventories...........................................................   11,712
Prepaid expenses and other assets.....................................   24,758
                                                                       --------
  Total current assets................................................  145,637
                                                                       --------
Property, Plant and Equipment, at Cost
Land and buildings....................................................    3,285
Equipment.............................................................  120,615
                                                                       --------
                                                                        123,900
Less: accumulated depreciation........................................   75,682
                                                                       --------
Net property, plant and equipment.....................................   48,218
                                                                       --------
Other Assets
Intangible assets, primarily goodwill.................................   42,873
Notes receivable and other assets.....................................    6,813
Deferred income taxes.................................................   22,410
                                                                       --------
  Total assets........................................................ $265,951
                                                                       ========
                        Liabilities and Equity
Current Liabilities:
Accounts Payable...................................................... $ 25,037
Accrued liabilities:
  Payroll.............................................................   20,433
  Insurance...........................................................   30,195
  Other...............................................................   33,747
Deferred revenues.....................................................   13,601
                                                                       --------
  Total current liabilities...........................................  123,013
                                                                       --------
Other Long-Term Obligations...........................................   25,478
                                                                       --------
Commitments and Contingencies (see Note 6)
Equity--Net Advances from The ServiceMaster Company...................  117,460
                                                                       --------
Total Liabilities and Equity.......................................... $265,951
                                                                       ========

   The accompanying Notes to the Financial Statements are an integral part of this statement.

                   SERVICEMASTER MANAGEMENT SERVICES BUSINESS

                              STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (in thousands)

Operating Revenue................................................... $1,909,126
Operating Costs and Expenses:
Cost of services rendered and products sold.........................  1,728,695
Selling and administrative expenses.................................    111,335
                                                                     ----------
Total operating costs and expenses..................................  1,840,030
                                                                     ----------
Operating Income....................................................     69,096
Provision for income taxes..........................................     27,293
                                                                     ----------
Net Income.......................................................... $   41,803
                                                                     ==========



   The accompanying Notes to the Financial Statements are an integral part of this statement.

                   SERVICEMASTER MANAGEMENT SERVICES BUSINESS

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (In thousands)

Cash and Cash Equivalents at January 1................................ $     --
Cash Flows from Operations:
Net Income............................................................   41,803
  Adjustments to reconcile net income
   to net cash provided from operations:
    Depreciation......................................................   18,301
    Amortization......................................................    1,392
    Deferred income taxes.............................................      719
  Change in working capital:
    Receivables.......................................................   (9,387)
    Inventories and other current assets..............................   (6,315)
    Accounts payable..................................................    7,902
    Deferred revenue..................................................    4,118
    Accrued liabilities...............................................    9,638
  Other, net..........................................................   (2,246)
                                                                       --------
  Net Cash Provided by Operations.....................................   65,925
Cash Flows from Investing Activities:
  Capital expenditures, net...........................................  (15,121)
  Business acquisitions...............................................   (3,825)
  Collection of notes receivable......................................    8,512
                                                                       --------
  Net Cash Used for Investing Activities..............................  (10,434)
Cash Flows from Financing Activities:
  Distributions to ServiceMaster......................................  (55,491)
                                                                       --------
  Net Cash Used for Financing Activities..............................  (55,491)
Cash Increase (Decrease) During the Period............................       --
                                                                       --------
Ending Cash and Cash Equivalents...................................... $     --
                                                                       ========


The accompanying Notes to the Financial Statements are an integral part of this statement.

                   SERVICEMASTER MANAGEMENT SERVICES BUSINESS

                         STATEMENT OF CHANGES IN EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (In thousands)

Equity--Net advances from The ServiceMaster Company
Beginning Balance..................................................... $131,148
Net Income............................................................   41,803
Net Remittances to The ServiceMaster Company..........................  (55,491)
                                                                       --------
Ending Balance........................................................ $117,460
                                                                       ========



The accompanying Notes to the Financial Statements are an integral part of this statement.

                   SERVICEMASTER MANAGEMENT SERVICES BUSINESS

                       NOTES TO THE FINANCIAL STATEMENTS

Note 1--Basis of Presentation

   ServiceMaster Management Services Business (the "Business") is an operating segment of The ServiceMaster Company ("ServiceMaster", a Delaware corporation) and provides a variety of supportive management services to healthcare, education and commercial accounts primarily within the United States. The Business is also engaged in developing, manufacturing and distributing chemicals and equipment. The financial statements presented include the operations of the Business.

   As a result of the Business's relationship with ServiceMaster, the financial position and results of operations are not necessarily indicative of what actually would have occurred had the Business operated as a stand-alone entity. Additionally, these financial statements are not necessarily indicative of future financial position or results of operations.

   The preparation of the financial statements requires management to make certain estimates and assumptions required under accounting principles generally accepted in the United States, which may differ from the actual results. The more significant areas requiring the use of management estimates relate to the allowance for receivables, accruals for self-insured medical, workers compensation, auto and general liability insurance, and useful lives for depreciation and amortization.

Note 2--Subsequent Event

   On October 3, 2001, ServiceMaster entered into an agreement to sell the Business to ARAMARK Corporation ("ARAMARK"). Significant terms of the sale include the disposition of substantially all assets and liabilities of the Business, with the primary exception of the majority of its site service product line. ARAMARK is also purchasing ServiceMaster's corporate headquarters campus. The transaction is expected to close in 2001.

   Supplemental financial information with respect to the corporate headquarters campus excluded from, and the site service product line included in the financial statements of the Business as of and for the year ended December 31, 2000 is set forth below (in thousands):

Corporate headquarters campus:
Land and buildings..................................................... $24,268
Equipment..............................................................   6,922
                                                                        -------
  Total................................................................  31,190
                                                                        -------
Less--accumulated depreciation.........................................  13,179
                                                                        -------
Net property, plant and equipment...................................... $18,011
                                                                        =======

   Depreciation expense related to
this facility was $1.5 million for
the year ended December 31, 2000, of
which $660 was allocated to and
recorded as a cash transaction by
the Business.

Site service product line
Summary balance sheet:
Total current assets.................................................. $ 5,000
Total other assets....................................................   9,792
Net property, plant and equipment.....................................   4,277
                                                                       -------
Total assets.......................................................... $19,069
                                                                       =======
Total current liabilities............................................. $   822
Equity................................................................  18,247
                                                                       -------
Total liabilities and equity.......................................... $19,069
                                                                       =======
Summary income statement:
Operating revenue..................................................... $30,222
Cost of services rendered and products sold...........................  30,794
Selling and administrative expenses...................................   3,103
                                                                       -------
  Total operating costs and expenses..................................  33,897
                                                                       -------
Operating loss........................................................  (3,675)
Income tax benefit....................................................   1,452
                                                                       -------
Net loss.............................................................. $(2,223)
                                                                       =======

                   SERVICEMASTER MANAGEMENT SERVICES BUSINESS

Note 3--Summary of Significant Accounting Policies

   Revenues: Revenues are recognized as services are rendered and consist of contract fees from facilities for which the Business provides outsourcing services. Revenues reflect the total price of such services since the Business acts as a principal in these transactions and assumes the risks and rewards of the contractual arrangement. As such, contract fees for all payroll costs, including $923 million for the facility employees whose payroll is processed by the facilities, are recognized by the Business as revenues with a corresponding expense included in "Cost of services rendered and products sold" in the Statement of Income.

   Inventory Valuation: Inventories are valued at the lower of cost (first-in, first-out basis) or market. Inventory costs include material, labor, and factory overhead and related handling costs. Raw materials represent less than three percent of the inventory value at December 31, 2000. The remaining inventory is finished goods to be used on the customers' premises or sold to ServiceMaster's franchisees.

   Depreciation and Amortization: Buildings and equipment used in the business are stated at cost and depreciated over their estimated useful lives using the straight-line method for financial reporting purposes. The estimated useful lives for building and improvements range from 10 to 40 years, while the estimated useful lives for equipment range from 3 to 10 years. Long-lived assets are periodically reviewed to determine recoverability by comparing their carrying values to the undiscounted future cash flows expected to be realized from their use. No recovery problems have been indicated by these comparisons. Based on the reviews, when the undiscounted future cash flows are less than the carrying amount of the asset, an impairment loss is recognized based on the asset's fair value, and the carrying amount of the asset is reduced accordingly.

   Intangible assets consist primarily of goodwill ($43 million). These assets are amortized on a straight-line basis over their estimated useful lives, which are predominately 40 years. Goodwill is periodically reviewed to determine recoverability utilizing a discounted cash flow methodology.

   Income Taxes: Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This Statement utilizes an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in an entity's financial statements or tax returns. Deferred income taxes are provided to reflect the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements.

Note 4--Related Party Transactions

   The Business primarily conducts its operations as an integrated component of ServiceMaster. Certain expenses are shared and are charged or allocated to the Business from ServiceMaster. Additionally, certain expenses are allocated from the Business to ServiceMaster. Management believes that the methods of allocating these expenses are reasonable. The majority of these expenses are as follows (in thousands):

     Allocations from ServiceMaster to the Business which are recorded in the financial statements:

   Campus................................................................ $2,300
   Insurance.............................................................  1,760
   Benefits..............................................................    460
   Other.................................................................    420
                                                                          ------
   Total................................................................. $4,940
                                                                          ======

                   SERVICEMASTER MANAGEMENT SERVICES BUSINESS

   The campus allocation is based upon the square footage used by the Business and includes both depreciation and operating costs associated with the campus. Insurance expense included claims paid related to the umbrella, professional liability, crime, and directors and officers insurance policies. Benefits primarily represent the Business's portion of the company match for the ServiceMaster Employee Share Purchase Plan.

   Allocations from the Business to ServiceMaster which are recorded in the financial statements:

   Insurance............................................................ $  370
   Administrative services..............................................    790
   Other................................................................    300
                                                                         ------
   Total................................................................ $1,460
                                                                         ======

   Insurance expense included claims paid related to the health, auto, and property insurance policies. Administrative services primarily represent information systems support provided by the Business to ServiceMaster.

Note 5--Income Taxes

   For purposes of these financial statements, the Business calculated the current and deferred income tax provision as if it filed a separate tax return. Income taxes are ultimately paid by, and are the responsibility of, ServiceMaster. ServiceMaster will retain the asset/liability for all taxes of the Business for operating activities through the date of sale.

   The reconciliation of income tax computed at the U.S. federal statutory tax rate to the Business's effective income tax rate is as follows:

Tax at U.S. federal statutory rate........................................ 35.0%
State and local income taxes, net of U.S. federal benefit.................  6.6
Non-deductible amortization............................................... (3.3)
Other.....................................................................  1.2
                                                                           ----
Effective rate............................................................ 39.5%
                                                                           ====

   Income tax expense consists of:

                                                        Current Deferred  Total
                                                        ------- -------- -------
                                                             (In thousands)
   U.S. federal........................................ $22,061   $672   $22,733
   State and local.....................................   4,513     47     4,560
                                                        -------   ----   -------
                                                        $26,574   $719   $27,293
                                                        =======   ====   =======

   The net deferred income tax asset reflects the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for income tax purposes. Deferred income tax expense results from changes in the net asset balance for the year. Management believes that, based upon its lengthy and consistent history of profitable operations, it is probable that the net deferred

                   SERVICEMASTER MANAGEMENT SERVICES BUSINESS income tax asset will be realized on future tax returns, primarily from the generation of future taxable income. Significant components of the Business's net deferred income tax asset are as follows (in thousands):

Deferred income tax assets (liabilities):
  Current:
  Prepaid expenses and other.......................................... $(1,472)

  Accounts receivable allowance and other.............................   2,419
                                                                       -------
    Total current asset...............................................     947
                                                                       -------
Long-Term:
Long-term assets......................................................   2,603
Insurance expenses....................................................  19,195
Other long-term obligations...........................................     612
                                                                       -------
  Total long term asset...............................................  22,410
                                                                       -------
Net deferred income tax asset......................................... $23,357
                                                                       =======

Note 6--Commitments and Contingencies

   The Business carries insurance policies on insurable risks which it believes to be appropriate. The Business generally has self-insured retention limits and has obtained fully insured layers of coverage above such self-insured retention limits. Accruals for self insurance losses are made based on the Business's claims experience and actuarial assumptions. Other long-term obligations primarily represent insurance related reserves. The Business has certain liabilities with respect to existing or potential claims, lawsuits, and other proceedings. The Business accrues for these liabilities when it is probable that future costs will be incurred and such costs can be reasonably estimated. Certain litigation and the related exposure has been assumed by ServiceMaster.

Note 7--Employee Benefit Plans

   Operating expenses include contributions in 2000 to qualified profit sharing plans for $2.5 million and to the ServiceMaster Employee Share Purchase Plan for $0.5 million.

Note 8--Leases

   Future long-term noncancelable operating lease payments are $4.9 million in 2001, $2.4 million in 2002, $0.8 million in 2003, $0.3 million in 2004, and less than $0.1 million thereafter. Rental expense for 2000 was $5.4 million.

Note 9--Equity--Net Advances from ServiceMaster

   The Business participates in a centralized cash management program administered by ServiceMaster. Cash collected from operations is remitted to ServiceMaster and advances are made by ServiceMaster, as needed, to cover the Business's operating expenses and capital requirements. Cash remitted between the Business and to or from ServiceMaster decreases or increases, respectively, the net advances from ServiceMaster.

                   SERVICEMASTER MANAGEMENT SERVICES BUSINESS

                        STATEMENT OF FINANCIAL POSITION
                      AS OF SEPTEMBER 30, 2001 (UNAUDITED)
                                 (In thousands)

                                Assets
Current Assets:
Receivables, less allowance of $1,695................................. $ 27,045
Inventories...........................................................   10,069
Prepaid expenses and other assets.....................................   25,133
                                                                       --------
  Total current assets................................................   62,247
                                                                       --------
Property, Plant and Equipment, at Cost
Land and buildings....................................................    4,223
Equipment.............................................................  122,376
                                                                       --------
                                                                        126,599
Less: accumulated depreciation........................................   80,719
                                                                       --------
Net property, plant and equipment.....................................   45,880
                                                                       --------
Other Assets
Intangible assets, primarily goodwill.................................   47,811
Notes receivable and other assets.....................................    6,831
Deferred income taxes.................................................   24,440
                                                                       --------
  Total assets........................................................ $187,209
                                                                       ========
                        Liabilities and Equity
Current Liabilities:
Accounts Payable...................................................... $ 29,288
Accrued liabilities:
  Payroll.............................................................   16,520
  Insurance...........................................................   30,332
  Other...............................................................   32,505
Deferred revenues.....................................................   16,707
                                                                       --------
  Total current liabilities...........................................  125,352
                                                                       --------
Other Long-Term Obligations...........................................   26,820
                                                                       --------
Commitments and Contingencies (see Notes)
Equity--Net Advances from The ServiceMaster Company...................   35,037
                                                                       --------
Total Liabilities and Equity.......................................... $187,209
                                                                       ========

  The accompanying Notes to the Financial Statements are an intergral part of this statement.

                   SERVICEMASTER MANAGEMENT SERVICES BUSINESS

                              STATEMENT OF INCOME
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)
                                 (In thousands)

Operating Revenue................................................... $1,439,877
Operating Costs and Expenses:
Cost of services rendered and products sold.........................  1,304,084
Selling and administrative expenses.................................     88,064
                                                                     ----------
Total operating costs and expenses..................................  1,392,148
                                                                     ----------
Operating Income....................................................     47,729
Provision for income taxes..........................................     18,853
                                                                     ----------
Net Income.......................................................... $   28,876
                                                                     ==========



The accompanying Notes to the Financial Statements are an integral part of this statement.

                   SERVICEMASTER MANAGEMENT SERVICES BUSINESS

                            STATEMENT OF CASH FLOWS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)
                                 (In thousands)

Cash and Cash Equivalents at January 1............................... $      --
Cash Flows from Operations:
Net Income...........................................................    28,876
  Adjustments to reconcile net income
   to net cash provided from operations:
    Depreciation.....................................................    13,568
    Amortization.....................................................     1,046
    Deferred income taxes............................................     1,224
  Change in working capital:
    Receivables......................................................     9,101
    Sale of receivables (Note 5).....................................    73,021
    Inventories and other current assets.............................     2,074
    Accounts payable.................................................     4,250
    Deferred revenue.................................................     3,106
    Accrued liabilities..............................................    (5,018)
  Other, net.........................................................    (2,428)
                                                                      ---------
  Net Cash Provided by Operations....................................   128,820
Cash Flows from Investing Activities:
  Capital expenditures, net..........................................   (11,230)
  Business acquisitions..............................................    (6,291)
                                                                      ---------
  Net Cash Used for Investing Activities.............................   (17,521)
Cash Flows from Financing Activities:
  Distributions to ServiceMaster.....................................  (111,299)
                                                                      ---------
  Net Cash Used for Financing Activities.............................  (111,299)
Cash Increase (Decrease) During the Period...........................        --
                                                                      ---------
Ending Cash and Cash Equivalents..................................... $      --
                                                                      =========


The accompanying Notes to the Financial Statements are an integral part of this statement.

                   SERVICEMASTER MANAGEMENT SERVICES BUSINESS

                         STATEMENT OF CHANGES IN EQUITY
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)
                                 (In thousands)

Equity--net advances from The ServiceMaster Company
Beginning Balance.................................................... $ 117,460
Net Income...........................................................    28,876
Net Remittances to The ServiceMaster Company.........................  (111,299)
                                                                      ---------
Ending Balance....................................................... $  35,037
                                                                      =========




The accompanying Notes to the Financial Statements are an integral part of this statement.

                   SERVICEMASTER MANAGEMENT SERVICES BUSINESS

                       NOTES TO THE FINANCIAL STATEMENTS

Note 1--Basis of Presentation

   ServiceMaster Management Services Business (the "Business") is an operating segment of The ServiceMaster Company ("ServiceMaster", a Delaware corporation) and provides a variety of supportive management services to healthcare, education and commercial accounts primarily within the United States. The Business is also engaged in developing, manufacturing and distributing chemicals and equipment.

   The financial statements presented include the operations of the Business. In the opinion of management, these financial statements include all adjustments necessary to present fairly the financial position as of September 30, 2001 and results of operations and cash flows for the nine months then ended. All adjustments made have been of a normal and recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted. The Business believes that the disclosures included are adequate and provide a fair presentation of interim period results.

   As a result of the Business's relationship with ServiceMaster, the financial position and results of operations are not necessarily indicative of what actually would have occurred had the Business operated as a stand-alone entity. Additionally, these financial statements are not necessarily indicative of future financial position or results of operations.

   The preparation of the financial statements requires management to make certain estimates and assumptions required under accounting principles generally accepted in the United States, which may differ from the actual results. The more significant areas requiring the use of management estimates relate to the allowance for receivables, accruals for self-insured medical, workers compensation, auto and general liability insurance, and useful lives for depreciation and amortization.

Note 2--Subsequent Event

   On October 3, 2001, ServiceMaster entered into an agreement to sell the Business to ARAMARK Corporation ("ARAMARK"). Significant terms of the sale include the disposition of substantially all assets and liabilities of the Business, with the exception of the majority of its site service product line. ARAMARK is also purchasing ServiceMaster's corporate headquarters campus. The transaction is expected to close in 2001.

   Supplemental financial information with respect to the corporate headquarters campus excluded from, and the site service product line included in the financial statements of the Business as of and for the nine months ended September 30, 2001 is set forth below (in thousands):

                         Site service product line
                         Summary balance sheet:
                         Total current assets........................ $ 6,796
                         Total other assets..........................   9,580
                         Net property, plant and equipment...........   4,525
                                                                      -------
                         Total assets................................ $20,901
                                                                      =======
                         Total current liabilities................... $   145
                         Equity......................................  20,756
                                                                      -------
                         Total liabilities and equity................ $20,901
                                                                      =======
                         Summary income statement:
                         Operating revenue........................... $22,741
                         Cost of services rendered and products
                          sold.......................................  28,767
                         Selling and administrative expenses.........   1,970
                                                                      -------
                           Total operating costs and expenses........  30,737
                                                                      -------
                         Operating loss..............................  (7,996)
                         Income tax benefit..........................   3,158
                                                                      -------
                         Net loss.................................... $(4,838)
                                                                      =======

Corporate headquarters
 campus:
Land and buildings........ $24,505
Equipment.................   7,095
                           -------
  Total...................  31,600
                           -------
Less--accumulated
 depreciation.............  14,367
                           -------
Net property, plant and
 equipment................ $17,233
                           =======

   Depreciation expense
related to this facility was
$1.2 million for the nine
months ended September 30,
2001 of which $490 was
allocated to and recorded as
a cash transaction by the
Business.

                   SERVICEMASTER MANAGEMENT SERVICES BUSINESS

Note 3--Summary of Significant Accounting Policies

   Revenues: Revenues are recognized as services are rendered and consist of contract fees from facilities for which the Business provides outsourcing services. Revenues reflect the total price of such services since the Business acts as a principal in these transactions and assumes the risks and rewards of the contractual arrangement. As such, contract fees for all payroll costs, including $699 million for the facility employees whose payroll is processed by the facilities, are recognized by the Business as revenues with a corresponding expense included in "Cost of services rendered and products sold" in the Statement of Income.

   Inventory Valuation: Inventories are valued at the lower of cost (first-in, first-out basis) or market. Inventory costs include material, labor, and factory overhead and related handling costs. Raw materials represent less than three percent of the inventory value at September 30, 2001. The remaining inventory is finished goods to be used on the customers' premises or sold to ServiceMaster's franchisees.

   Depreciation and Amortization: Buildings and equipment used in the business are stated at cost and depreciated over their estimated useful lives using the straight-line method for financial reporting purposes. The estimated useful lives for building and improvements range from 10 to 40 years, while the estimated useful lives for equipment range from 3 to 10 years. Long-lived assets are periodically reviewed to determine recoverability by comparing their carrying values to the undiscounted future cash flows expected to be realized from their use. No recovery problems have been indicated by these comparisons. Based on the reviews, when the undiscounted future cash flows are less than the carrying amount of the asset, an impairment loss is recognized based on the asset's fair value, and the carrying amount of the asset is reduced accordingly.

   Intangible assets consist primarily of goodwill ($48 million). These assets are amortized on a straight-line basis over their estimated useful lives, which are predominately 40 years. Goodwill is periodically reviewed to determine recoverability utilizing a discounted cash flow methodology.

Note 4--Commitments and Contingencies

   The Business carries insurance policies on insurable risks which it believes to be appropriate. The Business generally has self insured retention limits and has obtained fully insured layers of coverage above such self insured retention limits. Accruals for self insurance losses are made based on the Business's claims experience and actuarial assumptions. Other long-term obligations primarily include insurance related reserves. The Business has certain liabilities with respect to existing or potential claims, lawsuits, and other proceedings. The Business accrues for these liabilities when it is probable that future costs will be incurred and such costs can be reasonably estimated. Certain litigation and the related exposure has been assumed by ServiceMaster.

Note 5--Equity--Net Advances from ServiceMaster

   The Business participates in a centralized cash management program administered by ServiceMaster. Cash collected from operations is remitted to ServiceMaster and advances are made by ServiceMaster, as needed, to cover the Business's operating expenses and capital requirements. Cash remitted between the Business and to or from ServiceMaster decreases or increases, respectively, the net advances from ServiceMaster. In 2001, the Business participates in ServiceMaster's accounts receivable securitization program. As such, $77.9 million of the Business's accounts receivable were sold under this program as of September 30, 2001. Cash proceeds of $73 million from the sale of the Business's accounts receivable are included in net remittances to ServiceMaster.

     (b) Pro Forma financial information required pursuant to Article 11 of Regulation S-X:

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

   The pro forma financial statements give pro forma effect to the acquisition by the Company of ServiceMaster Management Services for approximately $800 million in cash (the Acquisition). The unaudited pro forma consolidated balance sheet was prepared as if the Acquisition occurred as of September 28, 2001. The unaudited pro forma consolidated statement of income was prepared as if the Acquisition occurred as of the beginning of the Company's 2001 fiscal year.

   The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The pro forma adjustment to reflect the allocation of the purchase price is based upon the preliminary information currently available, which may be revised, as additional information becomes available. The notes to the unaudited pro forma financial statements provide a more detailed discussion of how such adjustments were derived and presented in the pro forma financial statements. Such financial statements have been compiled from historical financial statements and other information, but do not purport to represent what the Company's financial position or results of operations actually would have been had the transactions occurred on the dates indicated, or to project the Company's financial performance for any future period. The pro forma statement of income does not reflect any synergies or other operating benefits that may be realized as the Company integrates ServiceMaster Management Services with the Company's existing operations.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 28, 2001
                                 (in thousands)

                                        ServiceMaster   Pro Forma
                                         Management    Adjustments    Pro Forma
                             ARAMARK      Services       for the       for the
                            Historical  Historical (a) Acquisition   Acquisition
                            ----------  -------------  -----------   -----------
ASSETS
Current Assets:
 Cash and cash
  equivalents.............  $   24,799    $     --      $     --     $   24,799
 Receivables, net.........     503,291      96,195            --        599,486
 Inventories..............     415,798       9,937            --        425,735
 Prepayments and other
  current assets..........      76,310      22,198            --         98,508
                            ----------    --------      --------     ----------
 Total current assets.....   1,020,198     128,330            --      1,148,528
                            ----------    --------      --------     ----------
Property and Equipment,
 net......................   1,087,833      58,588        10,000(b)   1,156,421
Goodwill..................     705,016      38,231       436,047(b)   1,179,294
Other Assets..............     403,347       6,831       280,000(b)     690,178
                            ----------    --------      --------     ----------
                            $3,216,394    $231,980      $726,047     $4,174,421
                            ==========    ========      ========     ==========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Current Liabilities:
 Current maturities of
  long-term borrowings....  $   34,710    $     --      $     --     $   34,710
 Accounts payable.........     459,249      29,288            --        488,537
 Accrued expenses and
  other liabilities.......     590,192      95,919            --        686,111
                            ----------    --------      --------     ----------
 Total current
  liabilities.............   1,084,151     125,207            --      1,209,358
                            ----------    --------      --------     ----------
Long-Term Borrowings......   1,635,867          --       806,000(b)   2,441,867
Deferred Income Taxes and
 Other Noncurrent
 Liabilities..............     229,484      26,820            --        256,304
Common Stock Subject to
 Potential Repurchase
 Under Provisions of
 Shareholders' Agreement..      20,000          --            --         20,000
Shareholders' Equity
 Excluding Common Stock
 Subject to Repurchase....                  79,953      (79,953)(b)          --
 Class A common stock.....          24          --            --             24
 Class B common stock.....         597          --            --            597
 Capital surplus                 1,057          --            --          1,057
 Earnings retained for use
  in the business.........     284,184          --            --        284,184
 Accumulated other
  comprehensive income
  (loss)..................     (18,970)         --            --        (18,970)
 Impact of potential
  repurchase feature of
  common stock............     (20,000)         --            --        (20,000)
                            ----------    --------      --------     ----------
                               246,892      79,953       (79,953)       246,892
                            ----------    --------      --------     ----------
                            $3,216,394    $231,980      $726,047     $4,174,421
                            ==========    ========      ========     ==========

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                  FOR THE FISCAL YEAR ENDED SEPTEMBER 28, 2001
                    (in thousands, except per share amounts)

                                      ServiceMaster   Pro Forma
                                       Management    Adjustments     Pro Forma
                            ARAMARK     Services       for the        for the
                           Historical Historical (a) Acquisition    Acquisition
                           ---------- -------------  -----------    -----------
Sales....................  $7,788,690   $980,248      $     --      $8,768,938
Costs and Expenses:
 Cost of services
  provided...............   7,002,730    788,793            --       7,791,523
 Depreciation and
  amortization                240,243     19,484        29,950(d)      289,677
 Selling and general
  corporate expenses.....     106,210     94,712            --         200,922
                           ----------   --------      --------      ----------
                            7,349,183    902,989        29,950       8,282,122
                           ----------   --------      --------      ----------
 Operating income........     439,507     77,259       (29,950)        486,816
Interest and other
 financing costs, net         153,292         --        53,069(c)      206,361
                           ----------   --------      --------      ----------
 Income before income
  taxes..................     286,215     77,259       (83,019)        280,455
Provision for Income
 Taxes                        109,719     30,517       (32,377)(e)     107,859
                           ----------   --------      --------      ----------
 Net income..............  $  176,496   $ 46,742      $(50,642)     $  172,596
                           ==========   ========      ========      ==========
Earnings Per Share
 Basic...................  $     2.06                               $     2.01
 Diluted.................  $     1.95                               $     1.90

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

      (a) Represents the unaudited historical financial statements of the ServiceMaster Management Services business being acquired as of and for the twelve months ended September 30, 2001, including the trade accounts receivable balance and accounts related to the ServiceMaster corporate campus which were also acquired. Sales and Cost of Services Provided have been adjusted to exclude client employee payroll costs of $914 million consistent with ARAMARK'S accounting practice.

      (b) To reflect the acquisition of ServiceMaster Management Services by ARAMARK for a total purchase cost of $806 million (including direct acquisition costs) in cash. The purchase is assumed to have been funded with proceeds from the one-year bridge financing facility provided by a group of banks ($600 million) and borrowings under the Company's senior revolving credit facility ($206 million). The Company expects to repay a portion of the bridge financing with a portion of the proceeds from the Company's initial public offering of new Class B common stock. In addition, the Company expects to replace the remaining portion of the bridge financing within one year of closing the acquisition. The Company may consider several different types of financing arrangements to replace the remainder of the borrowings under the bridge financing prior to its expiration date. These arrangements may include a publicly or privately offered debt financing and accounts receivable sale. The Company expects to refinance the bridge financing on a long-term basis within one year of closing the acquisition.

     The excess ($726.0 million) of purchase cost over the carrying amount of the net assets acquired has been allocated as follows:

                                                                   (in millions)
                                                                   -------------
      Property and equipment......................................     $ 10
      Service mark rights.........................................       10
      Non compete agreement.......................................        5
      Customer contract rights....................................      265
      Goodwill....................................................      436
                                                                       ----
                                                                       $726
                                                                       ====

      (c) To reflect additional interest expense resulting from the acquisition related borrowings. The interest rate on the bridge financing is based on LIBOR plus-1 3/8% or 6.7% (including the syndication fee) for the full year. The average interest rate on the Company's senior revolving credit facility was 5.8% for the year.

      (d) To reflect additional depreciation and amortization related to the tangible and intangible assets acquired, based upon the following depreciation / amortization periods:

      Property and equipment........................................... 30 Years
      Service mark rights..............................................  3 Years
      Non compete agreement............................................  4 Years
      Customer contract rights......................................... 10 Years

     In accordance with the recently issued Statement of Financial Accounting Standard No. 142, goodwill resulting from the acquisition is not amortized.

      (e) To reflect the income tax effect resulting form the pro forma adjustments using an effective tax rate of 39%.

   (c) Exhibits:

     2.1 Purchase Agreement between The ServiceMaster Company and ARAMARK Corporation, dated as of October 3, 2001.

     2.2 First Amendment to Purchase Agreement, dated as of November 30, 2001 between The ServiceMaster Company and ARAMARK Corporation.

     99.1 Press Release, dated November 30, 2001, announcing the completion by ARAMARK Corporation of the acquisition of ServiceMaster Management Services.

                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 10, 2001

                                          ARAMARK Corporation

                                          By: /s/ John M. Lafferty
                                            -----------------------------
                                          Name: John M. Lafferty
                                          Title: Senior Vice President,
                                                Controller and Chief
                                                Accounting Officer

                                 EXHIBIT INDEX

 Exhibit
 Number  Description
 ------- -----------
   2.1   Purchase Agreement between The ServiceMaster Company and ARAMARK
          Corporation, dated as of October 3, 2001.
   2.2   First Amendment to Purchase Agreement, dated as of November 30, 2001, between The ServiceMaster Company and ARAMARK Corporation.
  99.1   Press Release, dated November 30, 2001, announcing the completion by
          ARAMARK Corporation of the acquisition of ServiceMaster Management
          Services.